The Savannah Bancorp, Inc.

October 18, 2011
For Release: Immediately

Savannah Bancorp Reports Third Quarter Earnings of $1,228,000

SAVANNAH, GA--(Globe Newswire) – October 18, 2011 - The Savannah Bancorp, Inc. (Nasdaq: SAVB) (“SAVB” or the “Company”) reported a net profit for the third quarter 2011 of $1,228,000 compared to a net loss of $1,563,000 for the third quarter 2010.  Third quarter net income per diluted share was 17 cents in 2011 compared to a net loss per diluted share of 22 cents in 2010.  The quarter over quarter increase in earnings resulted primarily from an increase in net interest income and a decrease in the Company’s provision for loan losses and losses on the sale and write-down of foreclosed assets. Pretax earnings before the provision for loan losses and gain/loss on sale of securities and foreclosed assets increased $1,361,000, or 41 percent, to $4,682,000 in the third quarter 2011 compared to the third quarter 2010.  Both of the Company’s bank subsidiaries, Bryan Bank & Trust (“Bryan”) and The Savannah Bank, N.A. (“Savannah”), were profitable in the third quarter, as was its registered investment advisory firm, Minis & Co., Inc.  Net loss for the first nine months of 2011 was $138,000 compared to a net loss of $2,113,000 for the same period in 2010.  Other growth and performance ratios are included in the attached financial highlights.

Total assets decreased 10 percent to $989 million at September 30, 2011, down approximately $107 million from $1.10 billion a year earlier.  Loans totaled $789 million compared to $833 million one year earlier, a decrease of approximately $44 million or 5.3 percent.  Deposits totaled $846 and $947 million at September 30, 2011 and 2010, respectively, a decrease of 11 percent.  On June 25, 2010, Savannah entered into an agreement with the FDIC to purchase approximately $201 million in deposits and certain other liabilities and assets of First National Bank, Savannah (“First National”).  Since this transaction, the Company has allowed much of its brokered and higher priced time deposits to run-off in order to reduce this excess liquidity and improve its net interest margin. Shareholders’ equity was $86.3 million at September 30, 2011 compared to $88.7 million at September 30, 2010.  The Company’s total capital to risk-weighted assets ratio was 12.62 percent at September 30, 2011, which exceeds the 10 percent required by the regulatory agencies to maintain well-capitalized status.

John C. Helmken II, President and CEO, said, “As noted, our pre-tax, pre-provision income increased 41 percent over third quarter 2010.  We are pleased to report our quarterly profit of $1.2 million, our first quarterly profit over $1 million since the third quarter 2008.  The hard work of our dedicated staff is finally passing through to earnings.  Our quarterly net interest margin climbed above four percent for the first time since the third quarter 2007.  The net interest margin increased 28 basis points from the first quarter of this year.”

The Company’s allowance for loan losses was $22,854,000, or 2.90 percent of total loans at September 30, 2011 compared to $19,519,000 or 2.34 percent of total loans a year earlier.  Nonperforming assets were $59,675,000 or 6.04 percent of total assets at September 30, 2011 compared to $50,780,000 or 4.63 percent at September 30, 2010.  Other real estate owned increased $7,396,000 in the third quarter 2011 compared to the same period one year earlier.  Third quarter net charge-offs were $3,534,000 in 2011 compared to net charge-offs of $4,486,000 for the same period in 2010.  The provision for loan losses for the third quarter of 2011 was $2,865,000 compared to $5,230,000 for the third quarter of 2010.  The lower provision for loan losses and net charge-offs during the third quarter of 2011 compared to the same period in 2010 was primarily due to lower real estate related charge-offs.  While the local real estate market has not fully stabilized at this point, the Company has experienced lower valuation allowances related to updated appraisals on real estate in 2011 compared to 2010.

Helmken continued, “While we are disappointed in the increase in nonperforming assets, we continue to work at controlling and maximizing the variables that we can.  Our net interest margin has increased in each of the last four quarters.  With a third quarter efficiency ratio of 59 percent, our team is exemplifying the goal of ‘doing more with less.’  With strong capital levels and core earnings, we plan to continue to aggressively address asset quality issues.  Of particular note, trust and asset management fees continue to run well above last year’s numbers.”

Net interest income increased $985,000, or 12 percent, in the third quarter 2011 versus the third quarter 2010.  Third quarter net interest margin increased to 4.01 percent in 2011 as compared to 3.02 percent in the third quarter of 2010.  The increase was due to both a lower cost on interest-bearing deposits and an increase in the yield on interest-earning assets.  In addition, the Company had a significantly lower amount of interest-earning cash during the third quarter 2011.  The cost of interest-bearing deposits decreased to 0.99 percent in the third quarter 2011 from 1.46 percent for the same period in 2010, primarily due to the re-pricing of time deposits and money market accounts.  The yield on earning assets increased from 4.46 percent in the third quarter of 2010 to 5.01 percent for the third quarter of 2011, which was primarily a result of the Company holding, on average, $125 million less in lower yielding interest-bearing deposits, fed funds sold and investment securities during the third quarter of 2011 than the same period in 2010.  The Company received $190 million in cash when it acquired the deposits and certain assets of First National in June, 2010 and much of this liquidity was invested in interest-bearing deposits and investments.  On a linked quarter basis, the net interest margin increased 10 basis points compared to the second quarter of 2011.  The Company held, on average, $20 million less in lower-yielding interest-bearing deposits, fed funds sold and investment securities during the third quarter of 2011 compared to the second quarter of 2011.  The Company continues to aggressively manage the pricing on deposits and the use of wholesale funds to mitigate the amount of margin compression.

Noninterest income increased $279,000, or 18 percent, in the third quarter of 2011 versus the same period in 2010.  This increase was primarily related to a $326,000 increase in gains on sale of securities during the third quarter of 2011 compared to the same period in 2010.  This increase was partially offset by a $67,000 decrease in service charges on deposit accounts during 2011 compared to 2010, primarily due to recent regulatory guidance related to overdraft charges.

Noninterest expense decreased $892,000, or 12 percent, to $6,418,000 in the third quarter 2011 compared to the same period in 2010.  The decrease in noninterest expense was mainly attributable to a $469,000, or 45 percent, decrease in loss on sale and write-down of foreclosed assets.  Salaries and employee benefits decreased $62,000 or 2.1 percent in the third quarter 2011.  In addition, information technology expense declined $147,000 or 26 percent and FDIC deposit insurance premiums were down $117,000 or 26 percent.  The Company renegotiated and renewed its contract with its core processor resulting in the decline in its information technology expense.  The decrease in the FDIC insurance premiums was due to changes to the FDIC assessment process which became effective in the second quarter of 2011.

The Savannah Bancorp, Inc., a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, Georgia), and Minis & Co., Inc., is headquartered in Savannah, Georgia and began operations in 1990.  SAVB has eleven branches in Coastal Georgia and South Carolina.  Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to local customers.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.  These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties.  There can be no assurance that these results will occur or that the expected benefits associated therewith will be achieved.  A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release.  Many of these factors are beyond our ability to control or predict.  These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.

Contacts:  John C. Helmken II, President and CEO, 912-629-6486
                 Michael W. Harden, Jr., Chief Financial Officer, 912-629-6496

The Savannah Bancorp, Inc. and Subsidiaries
Third Quarter Financial Highlights
($ in thousands, except share data)
(Unaudited)
			%
Balance Sheet Data at September 30	2011	2010	Change
Total assets	$ 988,720	$ 1,096,074	(10)
Interest-earning assets	886,430	993,685	(11)
Loans	788,550	832,987	(5.3)
Other real estate owned	17,135	9,739	76
Deposits	846,073	946,628	(11)
Interest-bearing liabilities	801,932	914,860	(12)
Shareholders' equity	86,309	88,729	(2.7)
Loan to deposit ratio	93.20%	88.00%	5.9
Equity to assets	8.73%	8.10%	7.8
Tier 1 capital to risk-weighted assets	11.35%	11.77%	(3.6)
Total Capital to risk-weighted assets	12.62%	13.04%	(3.2)
Outstanding shares	7,199	7,200	0.0
Book value per share	$ 11.99	$ 12.32	(2.7)
Tangible book value per share	$ 11.49	$ 11.79	(2.6)
Market value per share	$ 6.00	$ 9.30	(35)

Loan Quality Data
Nonaccruing loans	$ 41,689	$ 40,837	2.1
Loans past due 90 days – accruing	851	204	317
Net charge-offs	11,021	12,454	(12)
Allowance for loan losses	22,854	19,519	17
Allowance for loan losses to total loans	2.90%	2.34%	24
Nonperforming assets to total assets	6.04%	4.63%	30

Performance Data for the Third Quarter
Net income (loss)	$ 1,228	$ (1,563)	179
Return on average assets	0.49%	(0.54)%	191
Return on average equity	5.64%	(6.91)%	182
Net interest margin	4.01%	3.02%	33
Efficiency ratio	59.26%	76.41%	(22)

Per share data:
Net income (loss) – basic	$ 0.17	$ (0.22)	177
Net income (loss) – diluted	$ 0.17	$ (0.22)	177
Dividends	$ 0.00	$ 0.00	0.0

Average shares (000s):
Basic	7,199	7,200	0.0
Diluted	7,199	7,200	0.0

Performance Data for the First Nine Months
Net loss	$ (138)	$ (2,113)	93
Return on average assets	(0.02)%	(0.26)%	92
Return on average equity	(0.21)%	(3.40)%	94
Net interest margin	3.88%	3.38%	15
Efficiency ratio	61.29%	66.97%	(8.5)

Per share data:
Net loss – basic	$ (0.02)	$ (0.33)	94
Net loss – diluted	$ (0.02)	$ (0.33)	94
Dividends	$ 0.00	$ 0.02	NM

Average shares (000s):
Basic	7,199	6,432	12
Diluted	7,199	6,432	12

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share data)
(Unaudited)

	September 30,
	2011	2010
Assets
Cash and due from banks	$ 14,468	$ 18,063
Federal funds sold	345	315
Interest-bearing deposits in banks	52,210	50,794
Cash and cash equivalents	67,023	69,172
Securities available for sale, at fair value (amortized
cost of $87,014 and $150,425)	89,145	153,221
Loans, net of allowance for loan losses
of $22,854 and $19,519	765,696	813,468
Premises and equipment, net	14,515	15,351
Other real estate owned	17,135	9,739
Bank-owned life insurance	6,459	6,253
Goodwill and other intangible assets, net	3,618	3,842
Other assets	25,129	25,028
Total assets	$ 988,720	$1,096,074

Liabilities
Deposits:
Noninterest-bearing	$ 96,294	$ 86,921
Interest-bearing demand	136,555	122,962
Savings	20,508	18,950
Money market	268,933	258,914
Time deposits	323,783	458,881
Total deposits	846,073	946,628
Short-term borrowings	16,029	17,177
Other borrowings	9,160	12,006
FHLB advances	16,654	15,660
Subordinated debt	10,310	10,310
Other liabilities	4,185	5,564
Total liabilities	902,411	1,007,345
Shareholders' equity
Preferred stock, par value $1 per share: shares
authorized 10,000,000, none issued	-	-
Common stock, par value $1 per share: shares authorized
20,000,000, issued 7,201,346	7,201	7,201
Additional paid-in capital	48,651	48,630
Retained earnings	29,136	31,151
Treasury stock, at cost, 2,210 and 1,702 shares	(1)	(1)
Accumulated other comprehensive income, net	1,322	1,748
Total shareholders' equity	86,309	88,729
Total liabilities and shareholders' equity	$ 988,720	$ 1,096,074

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
for the Nine Months and Five Quarters Ending September 30, 2011
($ in thousands, except per share data)

				(Unaudited)
	For the Nine Months Ended			2011		2010			Q3-11/
	September 30,		%	Third	Second	First	Fourth	Third	Q3-10
	2011	2010	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$31,852	$34,016	(6.4)	$10,535	$10,620	$10,697	$10,985	$11,100	(5.1)
Investment securities	2,411	1,811	33	700	836	875	950	698	0.3
Deposits with banks	84	110	(24)	25	27	32	37	80	(69)
Federal funds sold	3	20	(85)	1	1	1	-	9	(89)
Total interest and dividend income	34,350	35,957	(4.5)	11,261	11,484	11,605	11,972	11,887	(5.3)
Interest expense
Deposits	6,342	9,729	(35)	1,877	2,082	2,383	2,731	3,336	(44)
Borrowings & sub debt	853	1,159	(26)	283	281	289	330	358	(21)
FHLB advances	262	335	(22)	87	86	89	78	164	(47)
Total interest expense	7,457	11,223	(34)	2,247	2,449	2,761	3,139	3,858	(42)
Net interest income	26,893	24,734	8.7	9,014	9,035	8,844	8,833	8,029	12
Provision for loan losses	13,525	14,295	(5.4)	2,865	6,300	4,360	6,725	5,230	(45)
Net interest income after the
provision for loan losses	13,368	10,439	28	6,149	2,735	4,484	2,108	2,799	120
Noninterest income
Trust and asset management fees	2,008	1,948	3.1	663	683	662	651	637	4.1
Service charges on deposits	1,089	1,353	(20)	371	348	370	435	438	(15)
Mortgage related income, net	154	322	(52)	72	68	14	76	130	(45)
Gain (loss) on sale of securities	763	590	29	308	237	218	18	(18)	NM
Gain (loss) on hedges	(1)	(14)	(93)	4	2	(7)	16	(3)	(233)
Other operating income	1,136	1,345	(16)	399	369	368	571	354	13
Total noninterest income	5,149	5,544	(7.1)	1,817	1,707	1,625	1,767	1,538	18
Noninterest expense
Salaries and employee benefits	8,638	9,041	(4.5)	2,886	2,846	2,906	2,907	2,948	(2.1)
Occupancy and equipment	2,789	2,904	(4.0)	925	981	883	1,041	1,102	(16)
Information technology	1,246	1,589	(22)	428	416	402	512	575	(26)
FDIC deposit insurance	1,141	1,240	(8.0)	325	336	480	448	442	(26)
Loss on sale of foreclosed assets	1,925	1,905	1.0	577	1,115	233	567	1,046	(45)
Other operating expense	3,901	3,597	8.5	1,277	1,415	1,209	1,226	1,197	6.7
Total noninterest expense	19,640	20,276	(3.1)	6,418	7,109	6,113	6,701	7,310	(12)
Loss before income taxes	(1,123)	(4,293)	74	1,548	(2,667)	(4)	(2,826)	(2,973)	152
Income tax expense (benefit)	(985)	(2,180)	55	320	(1,175)	(130)	(950)	(1,410)	123
Net income (loss)	$ (138)	$ (2,113)	93	$ 1,228	$ (1,492)	$ 126	$ (1,876)	$ (1,563)	179
Net income (loss) per share:
Basic	$ (0.02)	$ (0.33)	94	$ 0.17	$ (0.21)	$ 0.02	$ (0.26)	$ (0.22)	177
Diluted	$ (0.02)	$ (0.33)	94	$ 0.17	$ (0.21)	$ 0.02	$ (0.26)	$ (0.22)	177
Average basic shares (000s)	7,199	6,432	12	7,199	7,199	7,199	7,200	7,200	0.0
Average diluted shares (000s)	7,199	6,432	12	7,199	7,199	7,199	7,200	7,200	0.0
Performance Ratios
Return on average equity	(0.21)%	(3.40)%	94	5.64%	(6.96)%	0.59%	(8.43)%	(6.91)%	182
Return on average assets	(0.02)%	(0.26)%	92	0.49%	(0.59)%	0.05%	(0.69)%	(0.54)%	191
Net interest margin	3.88%	3.38%	15	4.01%	3.91%	3.73%	3.57%	3.02%	33
Efficiency ratio	61.29%	66.97%	(8.5)	59.26%	66.18%	58.39%	63.22%	76.41%	(22)
Average equity	86,589	82,994	4.3	86,320	86,037	86,723	88,250	89,737	(3.8)
Average assets	1,020,729	1,076,823	(5.2)	990,303	1,018,324	1,054,263	1,086,365	1,158,455	(15)
Average interest-earning assets	927,693	979,389	(5.3)	893,188	928,316	962,328	983,548	1,057,565	(16)

Capital Resources

The banking regulatory agencies have adopted capital requirements that specify the minimum level for which no prompt corrective action is required.  In addition, the FDIC assesses FDIC insurance premiums based on certain “well-capitalized” risk-based and equity capital ratios.  As of September 30, 2011, the Company and the Subsidiary Banks exceeded the minimum statutory requirements necessary to be classified as “well-capitalized.”  Notwithstanding the foregoing, Bryan has agreed with its primary regulator to maintain a Tier 1 Leverage Ratio of not less than 8.00 percent. The Company is evaluating its options for Bryan to conform to this stipulation.  Savannah has agreed with its primary regulator to maintain a Tier 1 Leverage Ratio of not less than 8.00 percent and a Total Risk-based Capital Ratio of not less than 12.00 percent and is currently in conformity with the agreement.

Total tangible equity capital for the Company was $82.7 million, or 8.36 percent of total assets at September 30, 2011.  The table below includes the regulatory capital ratios for the Company and each Subsidiary Bank, along with the minimum capital ratio and the ratio required to maintain a well-capitalized regulatory status.

					Well-
($ in thousands)	Company	Savannah	Bryan	Minimum	Capitalized

Qualifying Capital
Tier 1 capital	$ 85,269	$ 64,790	$ 18,840	-	-
Total capital	94,824	71,779	21,254	-	-

Leverage Ratios
Tier 1 capital to average assets	8.70%	8.89%	7.85%	4.00%	5.00%

Risk-based Ratios
Tier 1 capital to risk- weighted assets	11.35%	11.73%	10.03%	4.00%	6.00%
Total capital to risk- weighted assets	12.62%	12.99%	11.31%	8.00%	10.00%

Tier 1 and total capital at the Company level includes $10 million of subordinated debt issued to the Company’s nonconsolidated subsidiaries.  Total capital also includes the allowance for loan losses up to 1.25 percent of risk-weighted assets.

The Savannah Bancorp, Inc. and Subsidiaries
Allowance for Loan Losses and Nonperforming Assets
(Unaudited)

	2011		2010
	Third	Second	First	Fourth	Third
($ in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Allowance for loan losses
Balance at beginning of period	$ 23,523	$ 22,363	$ 20,350	$ 19,519	$ 18,775
Provision for loan losses	2,865	6,300	4,360	6,725	5,230
Net charge-offs	(3,534)	(5,140)	(2,347)	(5,894)	(4,486)
Balance at end of period	$ 22,854	$ 23,523	$ 22,363	$ 20,350	$ 19,519

As a % of loans	2.90%	2.91%	2.73%	2.46%	2.34%
As a % of nonperforming loans	53.72%	59.84%	64.38%	56.69%	47.56%
As a % of nonperforming assets	38.30%	45.73%	45.87%	41.45%	38.44%

Net charge-offs as a % of average loans (a)	1.84%	2.65%	1.21%	2.26%	2.03%

Risk element assets
Nonaccruing loans	$ 41,689	$ 39,160	$ 33,921	$ 32,836	$ 40,837
Loans past due 90 days – accruing	851	150	817	3,064	204
Total nonperforming loans	42,540	39,310	34,738	35,900	41,041
Other real estate owned	17,135	12,125	14,014	13,199	9,739
Total nonperforming assets	$ 59,675	$ 51,435	$ 48,752	$ 49,099	$ 50,780

Loans past due 30-89 days	$ 13,096	$ 17,013	$ 9,175	$ 11,164	$ 10,757

Nonperforming loans as a % of loans	5.39%	4.87%	4.24%	4.34%	4.93%
Nonperforming assets as a % of loans
and other real estate owned	7.41%	6.28%	5.85%	5.85%	6.03%
Nonperforming assets as a % of assets	6.04%	5.13%	4.69%	4.60%	4.63%

(a) Annualized

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – Third Quarter, 2011 and 2010

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
QTD	QTD	QTD	QTD		QTD	QTD	Vari-
09/30/11	09/30/10	09/30/11	09/30/10		09/30/11	09/30/10	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 33,869	$ 112,297	0.29	0.27	Interest-bearing deposits	$ 25	$ 76	$ (51)	$ 6	$ (57)
91,151	124,212	2.79	2.00	Investments - taxable	640	627	13	247	(234)
5,631	7,198	4.51	4.46	Investments - non-taxable	64	81	(17)	1	(18)
351	12,002	1.13	0.30	Federal funds sold	1	9	(8)	25	(33)
762,186	801,856	5.49	5.49	Loans (c)	10,539	11,102	(563)	-	(563)
893,188	1,057,565	5.01	4.46	Total interest-earning assets	11,269	11,895	(626)	279	(905)
97,115	100,890			Noninterest-earning assets
$ 990,303	$ 1,158,455			Total assets

				Liabilities and equity
				Deposits
$ 135,292	$ 117,817	0.27	0.33	NOW accounts	93	97	(4)	(18)	14
20,883	18,803	0.09	0.40	Savings accounts	5	19	(14)	(15)	1
228,755	214,413	1.12	1.48	Money market accounts	648	799	(151)	(195)	44
40,539	46,794	0.32	0.76	Money market accounts - institutional	33	90	(57)	(52)	(5)
147,156	223,286	1.52	2.02	CDs, $100M or more	563	1,137	(574)	(281)	(293)
46,141	82,062	0.66	0.94	CDs, broker	77	194	(117)	(58)	(59)
130,369	203,029	1.39	1.95	Other time deposits	458	1,000	(542)	(287)	(255)
749,135	906,204	0.99	1.46	Total interest-bearing deposits	1,877	3,336	(1,459)	(905)	(554)
24,465	30,133	3.37	3.65	Short-term/other borrowings	208	277	(69)	(21)	(48)
20,047	23,269	1.72	2.80	FHLB advances	87	164	(77)	(63)	(14)
10,310	10,310	2.89	3.12	Subordinated debt	75	81	(6)	(6)	-
				Total interest-bearing
803,957	969,916	1.11	1.58	liabilities	2,247	3,858	(1,611)	(995)	(616)
96,065	90,516			Noninterest-bearing deposits
3,961	8,286			Other liabilities
86,320	89,737			Shareholders' equity
$ 990,303	$1,158,455			Liabilities and equity
		3.90	2.88	Interest rate spread
		4.01	3.02	Net interest margin
				Net interest income	$ 9,022	$ 8,037	$ 985	$ 1,274	$ (289)
$ 89,231	$ 87,649			Net earning assets
$ 845,200	$ 996,720			Average deposits
		0.88	1.33	Average cost of deposits
90%	80%			Average loan to deposit ratio (c)

(a)
This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b)	The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $8 in the third quarter 2011 and 2010, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis –  First Nine Months, 2011 and 2010

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
YTD	YTD	YTD	YTD		YTD	YTD	Vari-
09/30/11	09/30/10	09/30/11	09/30/10		09/30/11	09/30/10	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 37,057	$ 50,740	0.30	0.29	Interest-bearing deposits	$ 84	$ 110	$ (26)	$ 4	$ (30)
108,229	93,552	2.74	2.25	Investments - taxable	2,217	1,576	641	343	298
6,291	7,539	4.44	4.49	Investments - non-taxable	209	253	(44)	(3)	(41)
548	8,805	0.73	0.30	Federal funds sold	3	20	(17)	28	(45)
775,568	818,753	5.49	5.56	Loans (c)	31,861	34,022	(2,161)	(429)	(1,732)
927,693	979,389	4.95	4.91	Total interest-earning assets	34,374	35,981	(1,607)	(57)	(1,550)
93,036	97,434			Noninterest-earning assets
$ 1,020,729	$ 1,076,823			Total assets

				Liabilities and equity
				Deposits
$ 138,384	$ 122,372	0.29	0.36	NOW accounts	305	332	(27)	(64)	37
20,802	18,100	0.15	0.43	Savings accounts	24	58	(34)	(38)	4
233,121	192,043	1.17	1.54	Money market accounts	2,036	2,214	(178)	(531)	353
41,054	59,116	0.46	0.86	Money market accounts - institutional	142	380	(238)	(177)	(61)
162,920	184,625	1.62	2.34	CDs, $100M or more	1,971	3,236	(1,265)	(994)	(271)
46,412	95,208	0.78	1.04	CDs, broker	271	739	(468)	(185)	(283)
142,343	167,879	1.50	2.21	Other time deposits	1,593	2,770	(1,177)	(892)	(285)
785,036	839,343	1.08	1.55	Total interest-bearing deposits	6,342	9,729	(3,387)	(2,881)	(506)
24,471	35,983	3.43	3.43	Short-term/other borrowings	628	929	(301)	(5)	(296)
16,862	18,335	2.08	2.48	FHLB advances	262	335	(73)	(49)	(24)
10,310	10,310	2.92	2.98	Subordinated debt	225	230	(5)	(5)	-
				Total interest-bearing
836,679	903,971	1.19	1.66	liabilities	7,457	11,223	(3,766)	(2,940)	(826)
93,612	84,527			Noninterest-bearing deposits
3,849	5,331			Other liabilities
86,589	82,994			Shareholders' equity
$ 1,020,729	$1,076,823			Liabilities and equity
		3.76	3.25	Interest rate spread
		3.88	3.38	Net interest margin
				Net interest income	$26,917	$ 24,758	$2,159	$ 2,884	$ (725)
$ 91,014	$ 75,418			Net earning assets
$ 878,648	$ 923,870			Average deposits
		0.97	1.41	Average cost of deposits
88%	89%			Average loan to deposit ratio (c)

(a)
This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume  changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b)	The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $32 in the first nine months 2011 and 2010, respectively.
(c)	Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.